UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

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This filing contains a letter dated December 13, 2013 that Strategic Realty Trust, Inc. mailed to its stockholders on December 14, 2013.

Strategic Realty Trust

400 South El Camino Real

San Mateo, CA 94402

www.srtreit.com

December 13, 2013

Dear Strategic Realty Trust Stockholder:

Please find enclosed management’s proxy materials and WHITE proxy card for the 2013 annual meeting of stockholders of Strategic Realty Trust, Inc. (“SRT”), scheduled to be held February 7, 2014. This year’s meeting likely represents the most important in the history of the Company and your vote is critical to the Company’s future. We urge you to read these materials carefully and no matter how many shares you own, please make sure to vote so that your shares are represented at the meeting.

At the upcoming 2013 annual meeting, you will be asked to make a choice:

•	Allow the Board and SRT’s management team to continue their work building SRT, maximizing value for all stockholders and growing the dividend; or

•	Allow a dissident stockholder group led by Tony Thompson, to advance its self-interested agenda by having its hand-picked nominee elected to your Board.

As you know, in August of this year Tony Thompson was dismissed as the Company’s chief executive officer and his management company (TNP) was terminated as the company’s advisor after the board became aware that Mr. Thompson was accused of securities fraud and took fees from the Company before they were earned. When Mr. Thompson and his team left, the Company was in default on its loan with KeyBank, had accumulated excessive accounts payable, had limited financial liquidity and had numerous neglected property management issues. The Board and SRT’s management faced significant challenges to resolve these issues. However, in just four months, Mr. Batinovich and his management team we have made significant and tangible progress in implementing the turn-around of your Company. We have resumed a dividend, strengthened the Company’s balance sheet, renegotiated onerous loan terms that restricted the Company, and repaired damaged relationships with key tenants. As we head into 2014, we expect to see the increasingly positive results from our efforts.

SRT’S CURRENT MANAGEMENT TEAM HAS TAKEN ACTIONS TO TURN AROUND SRT’S PERFORMANCE WHICH HAS VASTLY IMPROVED THE VALUE OF YOUR INVESTMENT.

The transition to Glenborough and its affiliate, SRT Advisor, as the property manager and advisor took place on August 10, 2013. Since then, we have developed and implemented strategies to increase both value and cash flow.

Resumed Dividend Payments

As we recently informed you, the Board has declared a quarterly dividend of $0.05 per share for shareholders of record on December 31, 2013, payable on January 31, 2014. This dividend payment had to be negotiated with KeyBank because the loan default that took place during Mr. Thompson’s tenure prohibited dividend payments. Resuming dividend payments is a major success for the company and its shareholders, and our top priority as a Board is to ensure that a dividend can be sustained and grown over time.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

Significantly Improved Real Estate Management Operations and Increased Profitability

The transition to Glenborough and SRT Advisor as the property manager and advisor took place on August 10, 2013. It became clear to us very quickly that the Company owns a solid portfolio of properties, but that management of the real estate and the Company’s operations needed significant improvement. In just the past four months, we have developed and started to implement strategies that should increase both value and cash flow. On the whole, we believe this is a portfolio of assets that, with proactive leasing and management, can grow in value and we are already seeing tangible results from the initiatives we have put in place, including the following:

•	Sold one property, Willow Run, allowing a partial pay-down of the KeyBank loan with no prepayment penalty, which allowed us to renegotiate the KeyBank dividend prohibition

•	Reduced uncollected tenant rents by 36%

•	Built a strong leasing pipeline

•	Replaced five of the underperforming leasing brokers out of the eleven properties with the lowest occupancy rates

•	Taken steps to evict or collect delinquent rent from a number of nonpaying tenants

•	Reduced accounts payable and managed cash flow to allow us to pay property vendors on a current basis, which avoids late fees and penalties and improves vendor relationships and performance

•	Reduced administrative expenses at each property

At the same time, we have taken actions to reduce significant real estate operating risk with the transfer of the Lahaina property back to the lender. In doing so we also avoided litigation and foreclosure proceedings and potential losses that could have exceeded $15,000,000.

We have also made great strides in strengthening the company’s finances:

•	Paid down property-secured debt by $5.1 million

•	Reduced accounts receivable by $2.1 million

•	Reduced general and administrative expenses for the third quarter from $993,000 last year under TNP, to $706,000 this year

•	Reduced property management fees by 20% from what they were under TNP

•	Restored relationships with the Company’s line of credit lender, KeyBank

As evidenced above, the strategic plan that the Board and SRT’s management team is developing and implementing is working. We believe it will continue to improve and will result in a sustainable and growing dividend and increased shareholder value for all SRT shareholders.

While the Board and SRT’s management have been busy working to get the Company on the right track, Tony Thompson and his group have chosen to launch a costly and disruptive proxy contest, aiming to put their handpicked nominee on your Board of Directors.

DO NOT LET TONY THOMPSON DERAIL THE TURNAROUND!

PLEASE VOTE THE WHITE PROXY CARD TODAY!

WITH HIS RECORD, WHY WOULD YOU TRUST TONY THOMPSON?

Mr. Thompson was a poor steward of the Company and we believe his current motives are self-serving. He was dismissed as the chief executive officer of the Company and his firm was terminated as external advisor and property manager when the board of directors became aware of a number of troubling facts, including the following:

•	Mr. Thompson is accused of fraud and other securities violations by FINRA, the Financial Industry Regulatory Authority.

•	Mr. Thompson paid fees to himself before they were earned, causing our auditors to refuse to accept certifications signed only by Mr. Thompson. After our auditors discovered the wrongful payments, Mr. Thompson sought to have the auditors fired.

•	With his financial problems mounting, Mr. Thompson collected a significant fee of $775,000 by recommending and effecting an ill-advised investment in the Lahaina Gateway Center that led to violations of loan covenants, forcing us to cease dividend payments under the terms of our credit agreement and costing the Company millions of dollars.

•	TNP, the holding company through which Mr. Thompson conducts his business, is apparently insolvent, with a 2012 negative net worth of over $40 million based on FINRA’s investigation.

•	Mr. Thompson refused to return the Company’s shareholder data, forcing us to initiate litigation to recover the information and causing the Company to delay the 2013 annual meeting.

•	Mr. Thompson has sued the Company for over $10 million, alleging that the Company is bound under property management agreements for 20 years.

•	Mr. Thompson now seeks to effect a change in control of the Company with the goal of being rehired.

YOUR VOTE IS IMPORTANT!

PROTECT THE VALUE OF YOUR INVESTMENT BY SIGNING, DATING

AND RETURNING THE WHITE PROXY CARD TODAY

To vote your shares, please vote TODAY by email, fax or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. You may also be eligible to vote by phone or Internet by following the instructions on the enclosed proxy card. If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, Mackenzie Partners, Inc., at (800) 322-2885 (Toll Free) or at (212) 929-5500.

Sincerely,

Andrew Batinovich

CEO

Strategic Realty Trust, Inc.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

IMPORTANT!

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY

OR HOW FEW SHARES YOU OWN.

If you have questions about how to vote your shares, or need additional assistance, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

IMPORTANT!

WE URGE YOU NOT TO SIGN ANY GREEN PROXY CARDS SENT TO YOU BY

THE TONY THOMPSON LED SRT SHAREHOLDER COALITION

Important Additional Information:

SRT has filed a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit shareholder proxies for the 2013 annual meeting. Shareholders are urged to read the proxy statement and other relevant materials because they contain important information. SRT, its directors and its executive officers are, and SRT Advisor, LLC and Glenborough, LLC may be deemed to be, participants in such solicitation. Stockholders may obtain additional information regarding such participants and their interests from the proxy statement and from SRT’s periodic reports filed with the SEC. The periodic reports are available, and the proxy statement and other relevant documents will be available, at no charge at the web site of the SEC at www.sec.gov.

Forward Looking Statements:

This letter contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can be generally identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “strive,” “continue” or other similar words. Readers of this letter should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this letter. Factors that could cause or contribute to such differences include, but are not limited to, the outcome of litigation that may be associated with the hostile takeover attempt and difficulties and delays with property dispositions. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.

PLEASE VOTE THE WHITE PROXY CARD TODAY!